                                  EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Murdock Communications Corporation (the "Company") on Form SB-2 of our report dated March 22, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern), appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Cedar Rapids, Iowa
May 10, 1999






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